UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
AT&T INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-8610 (Commission File Number)	43-1301883 (I.R.S. Employer Identification No.)

175 E. Houston, San Antonio, Texas (Address of principal executive offices)	78205 (Zip Code)
Registrant’s telephone number, including area code: (210) 821-4105
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Throughout this document, AT&T Inc. is referred to as “AT&T.” On April 3, 2008, AT&T closed its sale of €1,250,000,000 aggregate principal amount of its 6.125% Global Notes due 2015 (the “Notes”) (equivalent to approximately $1,975,000,000 based on the March 27, 2008 exchange rate), pursuant to an Underwriting Agreement dated March 27, 2008 (the “Underwriting Agreement”), by and among AT&T and Barclays Bank PLC, Deutsche Bank AG, London Branch and Merrill Lynch International, as the Underwriters. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York, as Trustee. The Notes were issued in the form of an international global note that was deposited with a common depositary for Euroclear Bank and Clearstream Banking, societe anonyme (the “International Global Note”), and in the form of a global note that was deposited with The Depository Trust Company (the “DTC Global Note”).
The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-143180) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement, the form of International Global Note and the form of DTC Global Note are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(d) Exhibits

1.1	Underwriting Agreement, dated March 27, 2008
4.1	Form of International Global Note
4.2	Form of DTC Global Note

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T Inc.
Date: April 3, 2008	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller